UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 20, 2026 nuveen
Nuveen Global Cities REIT, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-56273 (Commission File Number)	82-1419222 (I.R.S. Employer Identification Number)
730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
Distributions
On February 20, 2026, Nuveen Global Cities REIT, Inc. (the “Company”) declared distributions for each class of its common stock in the amount per share set forth below for record holders as of the date set forth above the table:

	January 30, 2026 Record Date
	Gross Distribution	Advisory Fee	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.06357481	$0.01144369	$0.00820005	$0.04393107
Class S Common Stock	$0.06357481	$0.01129629	$0.00809981	$0.04417871
Class D Common Stock	$0.06357481	$0.01146968	$0.00241697	$0.04968816
Class I Common Stock	$0.06357481	$0.01142831	$—	$0.05214650
Class N Common Stock	$0.06357481	$0.00619971	$—	$0.05737510
The net distributions for each class of common stock (which represents the gross distributions less advisory fees and stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on the record date set forth above. These distributions will be paid on or about February 20, 2026 and will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: February 20, 2026	By:	/s/ Robert J. Redican
Robert J. Redican
Chief Financial Officer and Treasurer